UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 10, 2019

FORMFACTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7005 Southfront Road

Livermore, CA 94551

(Address of Principal Executive Offices)

(925) 290-4000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	“FORM”	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)       Departure of Director

On December 6, 2019, Michael W. Zellner resigned from his position on the board of directors (the “Board”) of FormFactor, Inc. (the “Company”) concurrent with the appointment of a new director to the Board. Mr. Zellner’s resignation did not result from a disagreement with the Company or any of its officers or other directors on any matters relating to the operations, policies or practices of the Company. After exploring exemplary and diverse candidates to fill the director position as a part of its process of board refreshment, the Board has appointed Sheri Rhodes following Mr. Zellner's departure.

The Company’s management and the Board thank Mr. Zellner for his leadership and contributions over the past years and look forward to his ongoing support as an advisor to the Board.

(d)       Election of Director

On December 6, 2019, the Board appointed Sheri Rhodes to serve as a director. Ms. Rhodes will be a Class I member of the Board will also serve on the Board’s Audit Committee.

Ms. Rhodes is currently the Chief Information Officer at Workday, Inc., overseeing Workday’s global information technology organization. Prior to joining Workday, Ms. Rhodes served as Chief Technology Officer at the Western Union Company from 2017 to 2019. Ms. Rhodes served as the Chief Information Officer at Electronics for Imaging, Inc. from 2015 to 2017. Ms. Rhodes also held roles of increasing responsibility at Symantec, Corp. (now NortonLifeLock, Inc.) from 2009 to 2015, including as Vice President of Global Applications from 2012 to 2015. Ms. Rhodes held management positions at Providian Financial Corporation and its successor Washington Mutual from 1999 to 2008, including as a First Vice President from 2005 to 2008. From 1990 to 1999, Ms. Rhodes held management positions at KMPG US LLP and Wells Fargo & Company. Ms. Rhodes earned a B.S. in Business Administration and an M.B.A. from San Diego State University.

As a member of the Board, Ms. Rhodes will receive an annual retainer of $56,000, including a committee membership retainer for her service on the Audit Committee, which will be prorated for 2019. Ms. Rhodes will also receive a grant under the Company’s Equity Incentive Plan of 4,019 restricted stock units vesting in full on May 17, 2020. Ms. Rhodes’ grant is representative of the Company’s policy for new director equity compensation, providing for initial grants of 9,000 restricted stock units to new directors prorated based on the number of days of service from the new director’s start date through the vesting date of the annual refresh grants to existing directors. Additional information regarding non-employee director compensation is set forth in the Company’s 2018 Proxy Statement filed with the Securities and Exchange Commission on April 3, 2019.

The Board has determined that Ms. Rhodes is an independent director in accordance with applicable NASDAQ Global Market rules and the Company’s independence guidelines, as set forth in its Corporate Governance Guidelines.

Ms. Rhodes has entered into an indemnity agreement, the terms of which are identical in all material respects to the Company’s form of indemnity agreement, which the company filed as Exhibit 10.01 to its Form S-1 Registration Statement with the Securities and Exchange Commission on May 28, 2002.

There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Ms. Rhodes or any member of her immediate family had, or will have, a direct or indirect material interest.

Item 8.01 Other Events

Following the appointment of Sheri Rhodes to the Board, the committees of the Board are composed of the following directors:

•	Audit Committee: Raymond Link (Chair), Lothar Maier and Sheri Rhodes;

•	Compensation Committee: Edward Rogas, Jr. (Chair), Kelley Steven-Waiss and Rebeca Obregon-Jimenez; and

•	Governance and Nominating Committee: Lothar Maier (Chair), Raymond Link and Kelley Steven-Waiss.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.
Date:	December 10, 2019	By:	/s/ Jason Cohen
			Name:	Jason Cohen
			Title:	Vice President and General Counsel